UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

FIRST MARINER BANCORP

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD 21224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sales of Equity Securities

Item 8.01.                                        Other Events

On March 30, 2010, First Mariner Bancorp (the “Company”) completed the acquisition of outstanding trust preferred securities with an aggregate liquidation amount of $20.0 million in exchange for 1,626,016 shares of common stock and warrants to acquire 325,203 shares of common stock (the “Exchange”).  The exchange increases the holding company’s consolidated capital by approximately $13 million. The exchange will increase the book value per common share by approximately $0.80. As of December 31, 2009, the Company’s book value per common share was $4.18.

The shares of stock, the warrant and the common stock issuable upon the exercise of the warrant are exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 thereunder.

For more information, see the Company’s press release, dated April 2, 2010, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.  A description of the terms of the warrants is set forth in Item 3.02 of the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 9, 2010, which description is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                               Exhibits

Number	Description

99.1	Press Release dated April 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer

Date: April 5, 2010